SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Baker Hughes Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BAKER HUGHES INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 26, 2005

To the Stockholders of Baker Hughes Incorporated (the “Company”):

     The Company’s Notice of Annual Meeting of Stockholders dated March 14, 2005 stated that the Annual Meeting would be held on April 28, 2005 rather than the April 26, 2005 meeting date set forth in this notice. The Company has advanced the meeting date by two days because the Company has determined the meeting must be initially convened and adjourned no later than April 26, 2005 to preserve the February 25, 2005 record date fixed by the Board of Directors.

     Despite the advance in the Annual Meeting date, the Company intends to hold the Annual Meeting on April 28, 2005, as previously set forth in the Company’s notice of March 14, 2005 and accompanying proxy materials. The Company will do so by initially convening the Annual Meeting on April 26, 2005 and then adjourning the meeting until April 28, 2005, at 9:00 a.m., Central Daylight Time, (as originally scheduled) for the purpose of considering and voting on the proposals set forth herein.

     The Annual Meeting of the Stockholders of the Company will be held at the offices of the Company, 3900 Essex Lane, Suite 210, Houston, Texas on Tuesday, April 26, 2005, at 9:00 a.m., Central Daylight Time, and then be adjourned to the same time and place on Thursday, April 28, 2005. The purpose of the meeting is to consider and vote on:

1.	Election of four directors to serve for three-year terms;

2.	Ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for Fiscal Year 2005;

3.	Proposal to amend Articles ELEVENTH and THIRTEENTH of the Company’s Restated Certificate of Incorporation (the text of such amendments set forth in Annex A to this notice) to declassify the Board of Directors and provide for the annual election of all directors;

4.	Stockholder Proposal regarding majority votes protocol; and

5.	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

     Information describing such Proposals was included in the Company’s Notice dated March 14, 2005, which was previously mailed to you and is available online at www.bakerhughes.com/investor/information/arlist.htm.

     The Board of Directors has fixed February 25, 2005 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting and any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, that meeting or a reconvened meeting after an adjournment.

By order of the Board of Directors,
/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

Houston, Texas
April 15, 2005

IF YOU HAVE PREVIOUSLY RETURNED A PROXY OR DESIGNATED A PROXY BY TELEPHONE OR THE INTERNET, SUCH PROXY WILL BE USED WHEN THE MEETING IS HELD ON APRIL 28, 2005, SO THAT NO FURTHER ACTION NEED BE TAKEN PURSUANT TO THIS NOTICE.

ANNEX A

CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF BAKER HUGHES INCORPORATED

The Certificate of Incorporation is hereby amended as follows:

ARTICLE ELEVENTH of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

ELEVENTH: The directors of the Corporation shall serve for a term of one year ending on the date of the annual meeting of stockholders following the annual meeting at which the director was elected.

The number of directors shall be fixed from time to time by the bylaws of the Corporation or an amendment thereof duly adopted by the Board of Directors or by the stockholders acting in accordance with Article SEVENTH herein.

Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his or her successor is elected and qualified or until his death, retirement, resignation or removal.

ARTICLE THIRTEENTH is hereby amended by replacing the reference to “ELEVENTH (dealing with the classification and number of directors)” with “ELEVENTH (dealing with the term and number of directors).